**IN THE CIRCUIT COURT OF ADAIR COUNTY**
**STATE OF MISSOURI**

| | | |
|---|---|---|
| DAVID JANES, | ) | |
| | ) | |
| Plaintiff, | ) | |
| | ) | |
| v. | ) | Cause No. 14AR-CV00619 |
| | ) | |
| GORDON MUIR, et al., | ) | |
| | ) | |
| Defendants. | | |

**ORDER**

Cause called on the parties' motions for temporary restraining order and other relief. The Court hereby denies all such motions. However, it appears to the Court that a receiver is necessary to keep, preserve and protect the following two businesses, which are both limited liability companies organized and existing under the laws of the state of Missouri, to wit: (A) Perfect Metals USA, LLC and (B)Whispers, LLC. (collectively referred to as the "Businesses").

NOW, THEREFORE, pursuant to Rule 68.02 of the Missouri Rules of Civil Procedure, the Court does hereby appoint Dr. Jack Magruder to be the receiver of the Businesses, whose duty it shall be to keep, preserve and protect the Businesses in accordance with the following directions:

1. The receiver shall hire a general manager who shall, to the extent reasonably practicable, have experience in the scrap metal recycling business. The receiver shall also, in consultation with the general manager, hire such other employees as in the judgment of the receiver shall be necessary to operate the Businesses.
2. The receiver shall take charge of the vehicles, tools and all other assets of the Businesses and shall manage the daily finances of the Businesses, to include but not necessarily be limited to: deposit all receipts into the bank account(s) of the

Businesses; pay all bills and expenses incurred in the ordinary course of the Businesses; and institute such internal controls with respect to the receipt, expenditure and accounting for all funds of the Businesses as the receiver may deem appropriate, such as the installation and maintenance of surveillance systems, remote monitoring of accounting software, and the procurement of Scrapdragon or equivalent software/hardware package to ensure the integrity of scrapyard transactions. The receiver is authorized to take control of all utilities and other accounts and to place them in the name of each of the Businesses, as appropriate.

3. The receiver shall take control of all bank accounts of the Businesses. No one other than the receiver shall have the authority to make expenditures from the funds of the Businesses, provided, however, that the foregoing shall not prohibit the receiver from instituting such systems that will allow for the purchase of and payment for scrap metal brought to the Businesses by members of the general public, subject to such limits and controls as the receiver shall deem necessary and appropriate.

4. The receiver shall see that the assets and equipment of the Businesses shall be properly maintained and repaired. The receiver may delegate this task to the general manager subject to such reporting and other controls that the receiver may deem necessary and appropriate.

5. The receiver shall, at such times as the receiver deems necessary and desirable, consult with David Janes and with Gordon Muir, and David Janes and Gordon Muir are ordered to cooperate with the receiver with respect to these consultations. Neither David Janes nor Gordon Muir shall receive compensation for such consultations.

Nothing in this paragraph in any way requires the receiver to follow any requests, suggestions or directions of David Janes or Gordon Muir or either of them.

6. Pursuant to Rule 68.02(b), the receiver shall give bond in the amount of $10,000, the cost of which shall be paid by the Businesses.

7. Pursuant to Rule 68.02(c), the receiver shall be allowed reasonable compensation for his services to be charged against the Businesses. The receiver shall submit requests for compensation to the Court by the 15th day of the month, and the Businesses shall not pay such compensation unless and until said requests are approved by the Court.

8. The receiver shall have all the rights and powers necessary to possess, operate and manage the Businesses until further order of the Court.

9. The receiver shall report to the Court (with a copy to the parties' attorneys) on a bi-monthly basis, setting forth the financial operations of the Businesses and such other information as the receiver deems appropriate.

SO ORDERED:

Russell E. Steele

Russell E. Steele, Circuit Judge

Date: October 1, 2014